SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2021

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Ionis Pharmaceuticals, Inc. (the “Company”), through its wholly-owned subsidiary, Akcea Therapeutics, Inc. (“Akcea”), has entered into a distribution agreement with Swedish Orphan Biovitrum AB (“Sobi”) for TEGSEDI in North America (the “Expanded Agreement”). Under the terms of the Expanded Agreement, Akcea retains the marketing authorizations for TEGSEDI in the United States and Canada. The Company will continue to supply commercial product to Sobi and manage regulatory and manufacturing processes, as well as relationships with key opinion leaders, and continue to lead the TEGSEDI global commercial strategy.

In connection with the entry into the Expanded Agreement with Sobi, on April 5 2021, the Company enacted a plan to reorganize its Akcea workforce in North America to better align with the immediate needs of its business (the “Reorganization Plan”) and to focus on high priority programs within the Company’s wholly-owned pipeline, including the Company’s next generation LICA program for IONIS-TTR-LRx.

Under the Reorganization Plan, the Company intends to reduce its Akcea workforce by nearly 70%. The Reorganization Plan was approved by the Company’s Board of Directors on March 26, 2021, subject to the execution of the Expanded Agreement.  The affected employees were informed on April 5, 2021. The Reorganization Plan will impact U.S. and Canadian Akcea team members primarily from the TEGSEDI field team and functions focused principally on TEGSEDI. Affected employees will be eligible to receive severance payments and other customary benefits. Under the Reorganization Plan, the Company expects to incur restructuring charges in the range of $11 to $14 million principally in the quarter ending June 30, 2021.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including estimates of the costs of the Reorganization Plan and the timing of the impact of such costs are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. As a result, you are cautioned not to rely on these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2021 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, as well as the possibility that the estimates and costs of the Reorganization Plan may exceed expectations and that the Reorganization Plan will not be successful in reducing operating costs or aligning the Company’s workforce with the needs of its business. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: April 6, 2021	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Legal, General Counsel and Chief Compliance Officer